UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2007

Sona Mobile Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-12817 (Commission File Number)	95-3087593 (I.R.S. Employer Identification No.)

245 Park Avenue New York, New York (Address of Principal Executive Offices)	10167 (Zip Code)

Registrant’s telephone number, including area code:   (212) 486-8887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 26, 2007, Sona Mobile Holdings Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (collectively, the “Investors”) pursuant to which the Company has agreed to sell, and the Investors have agreed to purchase, the Company’s 8% senior unsecured convertible debentures due 2010 in the aggregate principal amount of $3,000,000 (the “Notes”) and five-year warrants (“Warrants”) to purchase an aggregate of 3,333,333 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), in a private placement transaction (the “Private Placement”) for gross proceeds of $3,000,000 less finders fees of 7.5% and reimbursement of the lead investor’s legal fees in the amount of $30,000 and other Company expenses related to the Private Placement. The Company shall use the net proceeds from the sale of the Notes and Warrants for working capital purposes. The Company expects that the closing of the Private Placement will occur prior to December 14, 2007. The obligations of the Company to sell the Notes and Warrants, and the obligations of the Investors to purchase such securities, are subject to the fulfillment of specified conditions prior to the closing of the Private Placement. In the event that the transaction does not close prior to December 14, 2007, the Investors will have the right under certain circumstances to terminate the Private Placement.

Pursuant to the Purchase Agreement, each of the Company, on the one hand, and the Investors, on the other hand, made representations and warranties regarding matters that are customarily included in financings of this nature. The representations and warranties shall survive the closing and the delivery of the Notes, Warrants and shares of Common Stock underlying each of the Notes (including any shares of Common Stock which are used to satisfy interest payments under the Notes) and Warrants for the applicable statue of limitations. Pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify the Investors against damages with respect to breaches of representations, warranties, covenants and agreements made by the Company under the Purchase Agreement and related transaction documents. Subject to certain enumerated exceptions, until the one year anniversary of the date of the Purchase Agreement, prior to the issuance by the Company or any of its subsidiaries of Common Stock or equivalents thereof (a “Subsequent Financing”), each Investor shall have the right, but not the obligation, to invest its respective pro rata portion of 50% of the gross proceeds to be raised in such Subsequent Financing on the same terms, conditions and price as set forth in a written notice to be provided to the Investors relating to such Subsequent Financing. Subject to certain enumerated exceptions, from the date of the Purchase Agreement until the earlier of (i) 120 days after the date of the Purchase Agreement and (ii) 30 days after the Effective Date (as defined below), neither the Company nor any subsidiary of the Company is permitted to engage in any Subsequent Financing.

The Notes will bear interest at a rate of 8% per annum, payable quarterly on January 1, April 1, July 1 and October 1 in cash or shares of Common Stock, or combination thereof. Subject to certain enumerated conditions, the decision to pay interest in cash or shares of Common Stock will be at the Company’s option. The Notes will mature three years from the date of issuance and are convertible into shares of Common Stock at an initial conversion price of $0.45 per share, subject to full-ratchet anti-dilution protection for two years following the date of issuance and weighted average anti-dilution from the two year anniversary of the date of issuance through the maturity date of the Notes. Following the date that the initial registration statement filed by the Company pursuant to the Registration Rights Agreement (the “Initial Registration Statement”) is first declared effective by the Securities and Exchange Commission (the “Effective Date”), the Company will, subject to the satisfaction of certain enumerated conditions, have the right to force conversion of a specified amount of the Notes at the then-applicable conversion price, provided that (i) there is an effective registration statement (for the time frame enumerated in the Notes) pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the shares subject to the applicable forced conversion notice; (ii) the daily volume weighted average price per share of the Common Stock for at least 20 out of any 30 consecutive trading days, which period shall have commenced only after the Effective Date (such period the “Threshold Period”), exceeds $0.90; and (iii) for at least 20 trading days during the applicable Threshold Period the daily trading volume for the Common Stock on the principal trading market exceeds $100,000 per trading day. The Company will only have the right to prepay a Note with the prior written consent of a holder thereof.

The Notes will contain negative covenants that provide that, except with the prior written consent of holders of at least 51% of the principal amount of the Notes then outstanding or if less than $500,000 principal amount of Notes, in the aggregate among all Notes, are then outstanding, the Company may not: (i) incur indebtedness for borrowed money of any kind (other than permitted indebtedness); (ii) create liens (other than permitted liens); (iii) amend the Company’s charter documents so as to adversely affect the rights or privileges granted under the Notes; (iv) subject to certain enumerated exceptions, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or equivalents thereof; (v) subject to certain enumerated exceptions, repay, repurchase or offer to repay or repurchase any indebtedness; (vi) pay cash dividends or distributions on any equity securities of the Company; (vii) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the Securities and Exchange Commission (the “Commission”), unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company; or (viii) enter into an agreement with respect to any of the foregoing. Events of default under the Notes will include, without limitation: (i) failure to pay principal, interest, liquidated damages or other amounts on a Note; (ii) material breaches of material covenants of a Note; (iii) materially untrue or incorrect representations and warranties; (iv) certain judgment defaults; (v) events of bankruptcy; (vi) failure to timely deliver stock certificates to a holder; and/or (vii) failure to comply with certain registration obligations. If any event of default occurs and is uncured, the holders of at least 20% of the principal amount of the Notes then outstanding shall have the right to declare an event of default, in which the Notes subject to such declaration, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at a specified default amount.

The Warrants to be issued in the Private Placement are five-year warrants to purchase a number of shares of Common Stock equal to 50% of an Investor’s subscription amount divided by the conversion price of the Notes. The Warrants will be exercisable immediately at an exercise price of $0.50 per share, subject to full-ratchet anti-dilution protection. The Warrants will be exercisable using cash or at certain times cashless exercise.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with the Investors dated November 26, 2007 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a resale registration statement covering all of the shares of Common Stock (i) issuable upon conversion in full of the Notes; (ii) issuable as interest or principal on the Notes; and (iii) issuable upon exercise in full of the Warrants as well as any additional shares of Common Stock issuable in connection with any anti-dilution provisions in the

Notes or the Warrants (in each case, without giving effect to any limitations on conversion set forth in the Notes or limitations on exercise set forth in the Warrant) (collectively, the “Registrable Securities”); provided however, that any such securities which may be sold without volume restrictions pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder shall cease to be “Registrable Securities.” The Company is obligated to file the Initial Registration Statement within 45 days after the closing, and use its commercially reasonable efforts to cause the Initial Registration Statement to become effective within 90 days of the filing date for such registration statement, or 150 days in the event the registration statement is reviewed by the Commission. In the event the Company fails to do so, and under certain other circumstances as set forth in the Registration Rights Agreement, it will be required to pay partial liquidated damages, in cash, to an Investor equal to 1.0% of the aggregate subscription amount paid by such Investor pursuant to the Purchase Agreement allocable to the unregistered Registrable Securities then held by such Investor. The foregoing liquidated damages shall not accrue for more than 6 months if such liquidated damages are owing because a registration statement registering for resale the lesser of (i) the total number of Registrable Securities and (ii) one-third of the number of issued and outstanding shares of Common Stock that are held by non-affiliates of the Company on the day immediately prior to the filing date of the Initial Registration Statement (in each case which remain Registrable Securities at such time) is not declared effective by the effectiveness date of the Initial Registration Statement or if by the trading day immediately following the Effective Date, the Company shall not have filed a “final” prospectus for the Initial Registration Statement with the Commission under Rule 424 promulgated by the Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder in accordance with the terms hereof (whether or not such a prospectus is technically required by such Rule 424). The Company is not obligated to keep any registration statement required to be filed by the Registration Rights Agreement effective following such time as all Registrable Securities covered by such registration statement have been sold, or may be sold without volume restrictions pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The foregoing summary of the terms of the Purchase Agreement, the Registration Rights Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Notes, the Purchase Agreement, the Registration Rights Agreement, and the Form of Warrants, copies of which are attached as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Cautionary Statement

Copies of the Purchase Agreement, the Registration Rights Agreement, the Form of Notes and the Form of Warrants have been attached as exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. Except for their status as legal documents governing the contractual rights among the parties thereto, such transaction documents are not intended to be a source of factual, business or operational information about the Company or its business.

The representations and warranties contained in such transaction documents may be subject to exceptions set forth in the disclosure schedules provided in accordance with such documents. Such representations, warranties and covenants have been negotiated by the Company and the Investors for the purpose of allocating contractual risk between the parties, including in subject areas where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Potential investors should not rely on the representations, warranties and covenants in such documents or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Item 8.01 Other Events.

On November 27, 2007, the Company issued a press release announcing that it has entered into definitive agreements in connection with the Private Placement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
4.1	Form of Note
10.1	Purchase Agreement, dated as of November 26, 2007, by and among Sona Mobile Holdings Corp. and the investors identified on the signature pages thereto, including the Disclosure Schedules.
10.2	Registration Rights Agreement, dated as of November 26, 2007, by and among Sona Mobile Holdings Corp. and the investors signatory thereto.
10.3	Form of Warrant
99.1	Press release issued by Sona Mobile Holdings Corp. on November 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)
Date: November 26, 2007	By:	/s/ Shawn Kreloff
Name: Shawn Kreloff
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Form of Note
10.1	Purchase Agreement, dated as of November 26, 2007, by and among Sona Mobile Holdings Corp. and the investors identified on the signature pages thereto, including the Disclosure Schedules.
10.2	Registration Rights Agreement, dated as of November 26, 2007, by and among Sona Mobile Holdings Corp. and the investors signatory thereto.
10.3	Form of Warrant
99.1	Press release issued by Sona Mobile Holdings Corp. on November 27, 2007.